Item 77C DWS Value Builder Fund
(a series of DWS Value Builder Fund, Inc.)

Registrant incorporates by reference
the Registration Statement on Form N-14 for
DWS Balanced Fund filed on February 4,
 2009 (SEC Accession No.
0001193125-09-018685).
A Special Meeting of Shareholders
(the "Meeting") of DWS Value Builder Fund
(the "Fund") was held on March 27, 2009
at the offices of Deutsche Asset
Management, 345 Park Avenue, New York,
New York 10154. At the Meeting,
the following matter was voted upon
by the shareholders (the resulting votes are presented below).

1.Approval of an Agreement and Plan
of Reorganization and the transactions it contemplates, including the transfer of all of the assets of DWS Value Builder
Fund  ("Value Builder") to DWS Balanced
Fund ("Balanced Fund"), in
exchange for shares of Balanced Fund
and the assumption by Balanced Fund
of all the liabilities of Value Builder, and the distribution of such shares, on a tax-free basis for federal income tax purposes, to the shareholders of Value
Builder in complete liquidation and
termination of Value Builder.

Number of Votes:
ForAgainst
Abstain
4,172,092.545
347,582.152
434,888.299